SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 17, 2002

Angeion Corporation

(Exact name of Registrant as specified in its charter)

Minnesota	001-13543	41-1579150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota

55127-8599
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 484-4874

Items 1, 2, 4, 6, 8 and 9 are not applicable and therefore omitted.

Item 3.                    Bankruptcy or Receivership.

On June 17, 2002, Angeion Corporation (“Angeion” or the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Minnesota, together with a Plan of Reorganization jointly submitted with the holders of the Company’s $20,198,000 in Senior Convertible Notes.  Under the Plan of Reorganization, the Notes would be converted into equity and the noteholders as a group would own 95% of the Company’s equity and current shareholders would own 5%.  The Company is currently operating as a debtor in possession.

On June 17, 2002, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 5.                    2002  Other Events.

On June 25, 2002, Angeion announced that it had appealed the decision of the staff of the Nasdaq Stock Market that the Company’s securities be delisted as a result of the Company’s June 17, 2002 Chapter 11 bankruptcy filing.  A copy of the press release is attached as Exhibit 99.2.

Item 7.                    Financial Statements And Exhibits

99.1                           Press Release dated June 17, 2002

99.2                           Press Release dated June 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: June 26, 2002
	By	/s/ Richard E. Jahnke
Richard E. Jahnke
President and Chief Executive Officer